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                                                 INTERLEAF, INC.
                                  EXHIBIT 11--COMPUTATION OF EARNINGS PER SHARE

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                                                                                        Year Ended March 31
                                                                                 1995           1994           1993
                                                                                 ----           ----           ----
                                                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
PRIMARY

Average shares outstanding of Common Stock                                      13,938         13,384         12,866

Net effect of Senior Series B Convertible Preferred Stock                            -              -          2,609

Net effect of stock options, if dilutive, based on the treasury method
using average market price                                                           -              -            837

Net effect of stock purchase warrants, if dilutive, based on the treasury
method using average market price                                                    -              -            514

Net effect of stock purchase plan rights, if dilutive, based on the
treasury method using average market price                                           -              -             10
                                                                              ---------      ---------       -------

Total                                                                           13,938         13,384         16,836
                                                                              ---------      ---------       -------

Income (loss) before cumulative effect of change in
accounting principle                                                          $(48,362)      $(10,348)       $ 9,303
                                                                              ---------      ---------       -------

Per share amount                                                              $  (3.47)      $   (.77)       $   .55
                                                                              ---------      ---------       -------

Cumulative effect of change in accounting principle                           $      -       $  1,900        $     -
                                                                              ---------      ---------       -------

Per share amount                                                              $      -       $    .14        $     -
                                                                              ---------      ---------       -------

Net income (loss)                                                             $(48,362)      $ (8,448)       $ 9,303
                                                                              ---------      ---------       -------

Per share amount                                                              $  (3.47)      $   (.63)       $   .55
                                                                              ---------      ---------       -------

FULLY DILUTED

Average shares outstanding of Common Stock                                      13,938         13,384         12,866

Net effect of Senior Series B Convertible Preferred Stock                            -              -          2,649

Net effect of stock options, if dilutive, based on the treasury method
using year end price, if higher                                                      -              -            841

Net effect of stock purchase warrants, if dilutive, based on the treasury
method using year end price, if higher                                               -              -            542

Net effect of stock purchase plan rights, if dilutive, based on the
treasury method using year end price, if higher                                      -              -             27
                                                                              ---------      ---------       -------

Total                                                                           13,938         13,384         16,925
                                                                              ---------      ---------       -------

Income (loss) before cumulative effect of change in
accounting principle                                                          $(48,362)      $(10,348)       $ 9,303
                                                                              ---------      ---------       -------

Per share amount                                                              $  (3.47)      $   (.77)       $   .55
                                                                              ---------      ---------       -------

Cumulative effect of change in accounting principle                           $      -       $  1,900        $     -
                                                                              ---------      ---------       -------

Per share amount                                                              $      -       $    .14        $     -
                                                                              ---------      ---------       -------

Net income (loss)                                                             $(48,362)      $ (8,448)       $ 9,303
                                                                              ---------      ---------       -------

Per share amount                                                              $  (3.47)      $   (.63)       $   .55
                                                                              ---------      ---------       -------

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